VOTING AGREEMENT


          Voting Agreement, dated as of August 15, 1996 (this "Agreement") among Joseph Bianco, John Friedman, Peter Kaufmann, Elliot Newman, Robert Marx, Alvin Teller, Bain Capital, Inc., BT Capital Partners, Inc., U.S. Equity Partners, L.P., U.S. Equity Partners (Offshore), L.P., and Wasserstein & Co. Inc. (individually a "Party", and collectively "Parties") which are or will become record or beneficial owners of Common Stock, par value $.0001 per share ("Common Stock") of Alliance Entertainment Corp., a Delaware corporation (the "Company").

     WHEREAS, pursuant to a Stock Acquisition and Merger Agreement dated as of August 15, 1996, among Alvin Teller ("AT"), Wasserstein & Co., Inc., ("WCI"), U.S. Equity Partners, L.P. ("USEP Delaware"), U.S. Equity Partners (Offshore), L.P. ("USEP Offshore" and, together with USEP Delaware, "USEP"), the Company and the parties thereto (the "Acquisition Agreement"), AT, USEP, and WCI will receive shares of Common Stock of the Company, and

     WHEREAS, pursuant to Stock Purchase Agreements dated as of August 15, 1996, WCI and USEP will purchase from certain officers of the Company an aggregate of 1,850,000 shares of Common Stock, and

     WHEREAS, the Parties are the owners of, or by proxy or otherwise exercise irrevocable voting control over shares of Common Stock of the Company as set forth in Exhibit A hereto,

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter contained, the Parties hereby agree as follows:

     1. Voting of Shares by Parties. Each Party agrees to vote all of the shares of Common Stock which are now or hereafter owned by such Party, beneficially or of record, or which he or it is entitled to vote by proxy or otherwise, including without limitation those shares identified on Exhibit A attached hereto, at any special or annual meeting of the stockholders of the Company, or by any written consent, whereat or whereby the same are considered for approval by the stockholders of the Company, for (a) the approval of the conversion rights of the Series A Convertible Preferred Stock issued to BT Capital
Partners,  Inc.  and BCI  Growth  IV,  L.P.  (the  "Purchasers")  pursuant  to a
Preferred Stock Purchase Agreement dated July 16, 1996, as set forth in the Certificate of Designations attached


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thereto,  (b) the approval of the Company's issuance of Common Stock pursuant to any Party's exercise of any such conversion rights, (c) the approval of the Acquisition Agreement and the transactions contemplated thereby, including the issuance of the contingent shares of Common Stock as contemplated by Sections
1.9 and 2.4 thereof, and (d) the election of directors of the Company designated by WCI and AT pursuant to Section 9.2 of the Acquisition Agreement, two (2) directors designated by BT Capital Partners, Inc., one (1) director designated by Bain Capital Inc. and the remainder of the directors designated by Joseph Bianco.

            2. Changes in Common Stock. In the event that subsequent to the date of this Agreement any shares or other securities (other than any shares or securities of another corporation issued to the stockholders of the Company pursuant to a plan of merger) are issued on, or in exchange for, any of the shares of the Common Stock or Preferred Stock held by the Parties by reason of any stock divided, stock split, consolidation of shares, reclassification, or consolidation involving the Company, such shares or securities shall be deemed to be Common Stock for purposes of this Agreement.

            3. Representations of Parties. Each Party hereby represents and warrants that (i) such Party owns and/or has the right to vote the number of shares of the Common Stock set forth opposite his or its name on Exhibit A attached hereto, (ii) such Party has full power to enter into this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement that would conflict with the purposes or provisions of this Agreement, (iii) such Party will not take any action inconsistent with the purposes and provisions of this Agreement and (iv) this Agreement is a valid, binding and enforceable obligation of such Party.

     4. Proxy. Joseph Bianco agrees to use his best efforts to cause each of the signatories to the Restated and Amended Stockholders' Agreement dated as of November 30, 1993, as amended on May 18, 1995 (the "Stockholders' Agreement"), who granted an irrevocable proxy to Joseph Bianco with respect to the shares of stock of the Company which they own, to grant an irrevocable proxy to Al Teller with respect to the shares of stock of the Company which they own to the same extent as set forth in the Stockholders' Agreement; provided, that such proxy shall be effective only upon the death of Mr. Bianco. Mr. Bianco shall also use his best efforts to cause such persons to agree that they shall not grant any other proxy with respect to their shares of stock.

     5. Enforceability. Each Party expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against each of the parties hereto.

     6. Benefit. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their successors.

     7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York.

     8.   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                     /s/Joseph J. Bianco
                                     ------------------------------
                                     Joseph Bianco

                                     /s/John Friedman
                                     ------------------------------
                                     John Friedman

                                     /s/Peter Kaufmann
                                     ------------------------------
                                     Peter Kaufmann

                                     /s/Robert Marx
                                     ------------------------------
                                     Robert Marx

                                     /s/Elliot Newman
                                     ------------------------------
                                     Elliot Newman

                                     /s/Alvin Teller
                                     ------------------------------
                                     Alvin Teller

                                    BAIN CAPITAL, INC.

                                    /s/Robert Gay
                                    ------------------------------
                                    By: Robert Gay
                                    Title: Managing Director


                                    BT CAPITAL PARTNERS, INC.

                                    /s/Robert Marakovits
                                    ------------------------------
                                       By:
                                     Title:

                                    U.S. EQUITY PARTNERS, L.P.
                                    by its general partner,
                                    W.P. Management Partners, L.L.C.

                                    /s/Vincent J. Capurso
                                    ------------------------------
                                    By:   Vincent J. Capurso
                                    Title: Vice President

                                    U.S. EQUITY PARTNERS (OFFSHORE),
                                    L.P. by its general partner,
                                    W.P. Management Partners, L.L.C.

                                    /s/Vincent J. Capurso
                                    ------------------------------
                                    By:    Vincent J. Capurso
                                    Title: Vice President

                                    WASSERSTEIN & CO., INC.

                                    /s/Vincent J. Capurso
                                    ------------------------------
                                    By:     Vincent J. Capurso
                                    Title:   Vice President

                             Exhibit A


                                          Common Stock

Joseph Bianco                              7,604,250
John Friedman                                101,000
Peter Kaufmann                               315,000
Robert Marx                                   60,000
Elliot Newman                                112,000
Alvin Teller                                 760,823*
Bain Capital, Inc.                         3,306,972
BT Capital Partners, Inc.                  3,974,937
U.S. Equity Partners, L.P.                 4,903,162*
Wasserstein & Co., Inc.                    2,904,766*

















-------------------
*  Shares to be acquired upon the closing of the Acquisition
   Agreement.